SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – March 1, 2004

LOCKHEED MARTIN CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-11437	52-1893632
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6801 Rockledge Drive, Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip Code)

(301) 897-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Item 5. Other Events and Required FD Disclosure

On March 1, 2004, Lockheed Martin issued a press release announcing that its Chairman and Chief Executive Officer Vance D. Coffman will retire after 37 years with the company, including seven years as CEO, effective August 6, 2004. Lockheed Martin also announced that its Board of Directors has named President and Chief Operating Officer Robert J. Stevens as Coffman’s successor. Stevens, 52, will assume his new duties as CEO, retaining his position as President, effective August 6, 2004. Coffman, 59, plans to continue to serve as the board’s non-employee Chairman until April 2005. A copy of the press release is furnished as Exhibit No. 99 to this report.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

Exhibit No.	Description
99	Lockheed Martin Corporation Press Release dated March 1, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCKHEED MARTIN CORPORATION

/s/ Rajeev Bhalla
Rajeev Bhalla
Vice President and Controller

March 1, 2004

INDEX TO EXHIBITS

Exhibit No.	Description
99	Lockheed Martin Corporation Press Release dated March 1, 2004.